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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: DECEMBER 19, 2003

                        Commission File Number 333-88577

                        NORTHERN BORDER PIPELINE COMPANY
             (Exact name of registrant as specified in its charter)


                 TEXAS                                     74-2684967
     (State or other jurisdiction                       (I.R.S. Employer
           of incorporation)                           Identification No.)


           13710 FNB PARKWAY
            OMAHA, NEBRASKA                                 68154-5200
    (Address of principal executive                         (Zip Code)
               offices)

                         TELEPHONE NUMBER (402) 492-7300
              (Registrant's telephone number, including area code)

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ITEM 5 OTHER EVENTS

           On December 19,2003, the Management Committee of Northern Border Pipeline Company ("Company") unanimously agreed to (i) issue equity cash calls to its partners in the total amount of $130 million in early 2004 and $90 million in 2007; (ii) fund future growth capital expenditures with 50% equity capital contributions from its partners; and (iii) change the cash distribution policy of the Company to be effective January 1, 2004, when cash distributions will be based upon 100% of distributable cash flow as determined from the Company's financial statements as earnings before interest, taxes, depreciation and amortization ("EBITDA") less interest expense less maintenance capital expenditures, until January 1, 2008 when the cash distribution policy will be adjusted to maintain a consistent capital structure. Under the previous cash distribution policy, approximately $28-30 million was retained annually within the Company to periodically repay outstanding bank debt. The additional equity contributions in 2004 will be utilized to fully repay the Company's existing bank debt and thereby reduce its debt leverage in light of existing business conditions. Upon repayment of the existing bank debt, the Company's next scheduled debt maturity is May 2007.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               NORTHERN BORDER PIPELINE COMPANY
                               By: Northern Plains Natural Gas Company, Operator

                               By: /s/ Jerry L. Peters
                                   ---------------------------------------------
                                   Jerry L. Peters
                                   Vice President, Finance and Treasurer


Dated: December 19, 2003



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